UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2025

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2025, Shane Schaffer, the Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Cingulate Inc. (the “Company”) was charged with one count of aggravated domestic battery. On August 14, 2025, the Board placed Dr. Schaffer on administrative leave pending the resolution of the legal proceedings.

On August 14, 2025, the Board appointed Jennifer Callahan, the Company’s current Chief Financial Officer, to serve as interim Chief Executive Officer, effective immediately. Ms. Callahan will continue to serve as Chief Financial Officer while serving as interim Chief Executive Officer until further action by the Board. Also on August 14, 2025, the Board appointed John A. Roberts, a current member of the Board, to serve as Executive Chairman of the Board (“Executive Chairman”), effective immediately. In his role as Executive Chairman, Mr. Roberts will among other services, provide operational support to the executive management team of the Company.

Biographical and other information required by this Item 5.02 with respect to Ms. Callahan and Mr. Roberts has been previously disclosed in the Company’s proxy statement for its 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 25, 2025, and is incorporated herein by reference. There are no arrangements or understandings between Ms. Callahan or Mr. Roberts and any other persons pursuant to which they were selected for their respective positions. There are no family relationships between Ms. Callahan or Mr. Roberts and any director or executive officer of the Company, and neither Ms. Callahan nor Mr. Roberts has any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Roberts as Executive Chairman, the Board appointed Jeff Ervin, a current director and member of the Audit Committee of the Board as Chairman of the Audit Committee and determined that Mr. Ervin qualifies as an audit committee financial expert within the meaning of the regulations the Securities Exchange Commission and the Nasdaq Marketplace Rules.

The Company will enter into or amend compensatory arrangements with Ms. Callahan, Mr. Roberts and Dr. Schaffer in connection with their new roles, if and as determined by the Board or its Compensation Committee, and the Company will disclose any such arrangements as required by applicable rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: August 15, 2025	By:	/s/ Jennifer L. Callahan
	Name:	Jennifer L. Callahan
	Title:	Interim Chief Executive Officer & Chief Financial Officer